EXHIBIT 99.1

Colony Bankcorp, Inc. Announces Third Quarter Results

FITZGERALD, Ga., Oct. 24, 2008 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq:CBAN), today reported quarterly net income of $194,000 for the third quarter of 2008, down 92.59 percent from third quarter 2007 net income of $2,619,000, while net income for nine months ended September 30, 2008 was $2,699,000, down 65.38 percent from nine months ended September 30, 2007 of $7,795,000. 2008 has proven to be very challenging for Colony and the entire banking industry. The continued downturn of the housing and real estate market that began in 2007 and the economy in general has contributed to financial results well below our historic standards. Real estate loans originally extended for land development, construction, and resale required additional loan loss provisions during third quarter 2008. "Problem loans are centered primarily in land development in our larger MSA markets. We have maintained consistent standards to identify, measure, and assess loan quality while continuing to react aggressively to move these problem assets off our books as quickly as possible. Our solid core earnings have provided strong support for loss provisions needed to cover our problem loan losses and we are committed to maintaining strong capital levels as we navigate through this extended economic cycle," said Al D. Ross, President and Chief Executive Officer.

The Company continues to closely monitor our real estate dependent loans and focus on asset quality. Non-performing assets increased to $34.4 million, or 3.53 percent of total loans and other real estate owned as of September 30, 2008. This compares to $21.2 million, or 2.21 percent as of June 30, 2008, $16.3 million, or 1.73 percent as of December 31, 2007 and $7.4 million, or 0.76 percent as of September 30, 2007. The increase in non-performing assets ties directly to the elevated risk in our residential and land development loan portfolio given the economic turndown and has resulted in increased loan loss provisions in 2008 compared to 2007; this resulted in a significant negative impact on our 2008 net income. The third quarter 2008 provision for loan losses were $3,370,000 compared to $850,000 for the same period in 2007, while year to date 2008 provision for loan losses were $8,512,000 compared to $2,678,000 for the same year ago period. Unusually high levels of loan loss provision have been required as company management addresses asset quality deterioration associated with the continued economic downturn.

In the third quarter of 2008 net charge-offs were $2,884,000, or 0.30 percent of average loans compared to a net recovery of $(324,000), or (0.03) percent of average loans in third quarter 2007, while net charge-offs for nine months ended September 30, 2008 were $6,073,000, or 0.64 percent of average loans compared to $846,000, or 0.09 percent of average loans for the same year ago period. The loan loss reserve of $17.95 million on September 30, 2008 was 1.85 percent of total loans compared to $15.51 million or 1.64 percent on December 31, 2007 and to $13.82 million on September 30, 2007, or 1.43 percent. Management believes that recent contributions to Allowance for Loan Losses adequately address the increase in non-performing assets and the related increase in classified assets. "Our charge-offs are primarily the result of declining collateral real estate values that secure land development, construction, and speculative real estate loans in our larger MSA markets," said Ross. "With the higher level of non-performing loans we expect foreclosure activity to increase as we move non-performing loans through the collection process. We expect charge-offs to increase as a result."

Another significant factor negatively impacting earnings has been the reduction of net interest income. Net interest income decreased to $9,485,000 in third quarter 2008 compared to $10,793,000 in third quarter 2007, while net interest income decreased to $28,133,000 in nine months ended September 30, 2008 compared to $32,069,000 in the same year ago period. This reduction ties directly to the aggressive posture taken by Federal Reserve to combat the downturn in the real estate market and recessionary fears as they lowered interest rates 225 basis points in January 2008 - April 2008. The significant rate reduction along with the impact of loans being placed on non-accrual status in which interest receivable is reversed and interest accrual discontinued resulted in Colony's net interest margin declining to 3.34 percent in third quarter 2008 compared to 3.81 percent in third quarter 2007 and net interest margin declining to 3.34 percent in nine months ended September 30, 2008 compared to 3.79 percent in the same year ago period. With recessionary fears rising again, we expect further margin compression as the Federal Reserve has now tilted toward an interest rate easing posture.

Ross said, "We are in an unprecedented economic period as reflected by recent legislation enacted by Congress and ongoing reports by the media. We are exploring what benefits may be available to Colony from the financial support legislation package T.A.R.P. to help us deal with current market conditions while helping plan for future opportunities. We will continue to make adjustments needed to meet the challenges that develop during this difficult financial period."

The Company merged all of its operations into one sole operating subsidiary, Colony Bank effective August 1, 2008. This consolidation effort, which began in 2006, will enable the company to align products, pricing, and marketing efforts while re-allocating resources to support management's future growth strategies. Future earnings should benefit positively beginning in 2009 as we implement operation enhancements - both in revenue enhancements and cost reduction efforts.

The Company had total assets of $1,215,330,000, gross loans of $970,682,000, total deposits of $977,752,000 and total equity of $82,806,000 at September 30, 2008. Shareholder equity to total assets was 6.81 percent at September 30, 2008 compared to 6.83 percent at September 30, 2007.

During third quarter 2008, the Company began offering CDARS product that provides customers the opportunity to place uninsured deposits into the CDARS network and receive full FDIC insurance coverage. This has proven to be a valuable product that has offered a viable solution to customer concerns with uninsured deposits and allows the company to retain deposits and provide FDIC coverage for customer deposits up to $50 million. In these challenging economic times Colony's ability to offer additional FDIC insurance coverage through CDARS exhibits our commitment to promote safety, soundness and security in its operations.

During the quarter the board of directors declared a quarterly cash dividend of $0.0975 per share compared to $0.0975 declared in second quarter 2008 and to $0.0925 per share in third quarter 2007. Though earnings declined significantly in the third quarter, the capital position of Colony allowed the board to remain comfortable holding the dividend payout at its current level. To be categorized as "well-capitalized" by regulatory requirements, a company must maintain a 10 percent total capital to risk-based assets ratio. At September 30, 2008, Colony remained in excess of the regulatory requirement as its total capital to risk-based assets ratio was 12.15 percent.

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia that consists of one operating subsidiary, Colony Bank. The Company conducts a general full service commercial, consumer and mortgage banking business through thirty offices located in the middle and south Georgia cities of Fitzgerald, Warner Robins, Centerville, Ashburn, Leesburg, Cordele, Albany, Thomaston, Columbus, Sylvester, Tifton, Moultrie, Douglas, Broxton, Savannah, Eastman, Chester, Soperton, Rochelle, Pitts, Quitman and Valdosta, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq National Market under the symbol "CBAN".

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

                         COLONY BANKCORP, INC.
                   FINANCIAL HIGHLIGHTS (UNAUDITED)
              DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

                             QUARTER ENDED         YEAR-TO-DATE
  EARNINGS SUMMARY        09/30/08   09/30/07   09/30/08  09/30/07
                          --------   --------   --------  --------
 Net Interest Income      $ 9,485    $10,793    $28,133   $32,069
 Provision for
  Loan Losses               3,370        850      8,512     2,678
 Non-interest Income        1,780      1,846      7,185     6,012
 Non-interest Expense       7,813      7,756     23,284    23,630
 Income Taxes                (112)     1,414        823     3,978
 Net Income                   194      2,619      2,699     7,795
 Operating Income             187      2,620      1,910     7,674

                             QUARTER ENDED        YEAR-TO-DATE
 PER SHARE SUMMARY       09/30/08  09/30/07   09/30/08   09/30/07
                         --------  --------   --------   --------
 Common Shares
  Outstanding           7,213,813  7,204,775  7,213,813  7,204,775
 Weighted Average
  Diluted Shares        7,201,580  7,202,424  7,197,016  7,198,270
 Net Income Per
  Weighted Average
  Diluted Shares        $    0.03  $    0.36  $    0.38  $    1.08
 Operating Income
  Per Weighted
   Average Diluted
    Shares              $    0.03  $    0.36  $    0.27  $    1.07
 Dividends Declared
  Per Share             $  0.0975  $  0.0925  $  0.2925  $    0.27

                             QUARTER ENDED          YEAR-TO-DATE
 OPERATING RATIOS (1)     09/30/08   09/30/07   09/30/08   09/30/07
                          --------   --------   --------   --------
 Net Interest
  Margin (a)                 3.34%      3.81%      3.34%      3.79%
 Return on Average
  Assets Based on
  Net Income                 0.06%      0.87%      0.30%      0.87%
 Return on Average
  Assets Based on
  Operating Income           0.06%      0.87%      0.21%      0.85%
 Return on Average
  Equity Based on
  Net Income                 0.93%     12.87%      4.24%     13.07%
 Return on Average
  Equity Based on
  Operating Income           0.89%     12.88%      3.00%     12.86%
  Efficiency (b)            68.86%     60.91%     67.71%     61.93%

                                             QUARTER ENDED
 ENDING BALANCES                         09/30/08       09/30/07
                                         --------       --------
 Total Assets                           $1,215,330    $1,213,270
 Loans, Net of Reserves                    952,504       954,066
 Allowance for Loan Losses                  17,952        13,821
 Goodwill                                    2,412         2,412
 Intangible Assets                             375           411
 Deposits                                  977,752     1,018,755
 Stockholders' Equity                       82,806        82,921
 Book Value Per Share                   $    11.48    $    11.51
 Tangible Book Value Per Share          $    11.09    $    11.12
 Shareholders' Equity to Total Assets         6.81%         6.83%

                           QUARTER ENDED          YEAR-TO-DATE
 AVERAGE BALANCES       09/30/08    09/30/07   09/30/08   09/30/07
                        --------    --------   --------   --------
 Total Assets          $1,208,790 $1,204,561 $1,194,252 $1,200,717
 Loans, Net of
  Reserves                947,500    944,431    937,558    930,106
 Deposits                 973,607  1,014,957    984,493  1,022,430
 Stockholders' Equity      83,834     81,392     84,967     79,518

                            QUARTER ENDED         YEAR-TO-DATE
 ASSET QUALITY           09/30/08   09/30/07   09/30/08   09/30/07
                         --------   --------   --------   --------
 Nonperforming Loans    $  29,687  $   6,119  $  29,687  $   6,119
 Nonperforming Assets      34,443      7,359     34,443      7,359
 Net Loan Chg-offs
  (Recoveries)              2,884       (324)     6,073        846
 Reserve for Loan
  Loss to
  Gross Loans                1.85%      1.43%      1.85%      1.43%
 Reserve for Loan
  Loss to
  Non-performing
  Loans                     60.47%    225.87%     60.47%    225.87%
 Reserve for Loan
  Loss to
  Non-performing
  Assets                    52.12%    187.81%     52.12%    187.81%
 Net Loan Chg-offs
  (Recoveries) to
  Avg. Gross Loans           0.30%     (0.03)%     0.64%      0.09%
 Nonperforming
  Loans to
  Gross Loans                3.06%      0.63%      3.06%      0.63%
 Nonperforming
  Assets to
  Total Assets               2.83%      0.61%      2.83%      0.61%
 Nonperforming
  Assets to Gross
  Loans and Other
  Real Estate                3.53%      0.76%      3.53%      0.76%

 (1) Annualized.
 (a) Computed using fully taxable-equivalent net income.
 (b) Computed by dividing non-interest expense by the sum of fully taxable- equivalent net interest income and non-interest income and excluding any security gains/losses.

 Quarterly Comparative Data (in thousands, except per share data)

               3Q2008     2Q2008     1Q2008     4Q2007       3Q2007
 Assets      $1,215,330 $1,211,212 $1,185,226 $1,208,776  $1,213,270
 Loans          952,504    936,608    927,958    929,465     954,066
 Deposits       977,752    976,322    993,556  1,018,602   1,018,755
 Equity          82,806     83,823     86,014     83,743      82,921
 Net Income         194        292      2,213        752       2,619
 Net Income
  Per Share        0.03       0.04       0.31       0.10        0.36
 Dividends
  Declared
  Per Share      0.0975     0.0975     0.0975       0.09      0.0925

 Key
  Performance
  Ratios       3Q2008     2Q2008     1Q2008     4Q2007      3Q2007

 Return on
  Assets           0.06%      0.10%      0.74%      0.25%       0.87%
 Return on
  Equity           0.93%      1.36%     10.38%      3.58%      12.87%
 Equity/
  Assets           6.81%      6.92%      7.26%      6.94%       6.83%
 Net
  Interest
  Margin           3.34%      3.24%      3.44%      3.64%       3.81%

 Consolidated Balance Sheets Colony Bankcorp, Inc.
  (in thousands)
                                              Sept. 30,    Sept. 30,
                                                2008         2007
                                              --------     --------
                                             (unaudited)  (unaudited)
 ASSETS
 Cash and Cash Equivalents
   Cash and Due from Banks                   $   22,929   $   22,405
   Federal Funds Sold                               199       17,129
                                             ----------   ----------
                                                 23,128       39,534
                                             ----------   ----------
 Interest-Bearing Deposits                          435        3,616
                                             ----------   ----------
 Investment Securities
   Available for Sale, at Fair Value            171,863      155,605
   Held for Maturity, at Cost (Fair Value of
    $67 and $69 as of Sept. 30, 2008 and
    Sept. 30, 2007, Respectively)                    65           69
                                             ----------   ----------
                                                171,928      155,674
                                             ----------   ----------
 Federal Home Loan Bank Stock, at Cost            6,317        5,533
                                             ----------   ----------
 Loans                                          970,682      968,292
   Allowance for Loan Losses                    (17,952)     (13,821)
   Unearned Interest and Fees                      (226)        (405)
                                             ----------   ----------
                                                952,504      954,066
                                             ----------   ----------
 Premises and Equipment                          29,399       27,541
                                             ----------   ----------
 Other Real Estate                                4,756        1,240
                                             ----------   ----------
 Goodwill                                         2,412        2,412
                                             ----------   ----------
 Other Intangible Assets                            375          411
                                             ----------   ----------
 Other Assets                                    24,076       23,243
                                             ----------   ----------
 Total Assets                                $1,215,330   $1,213,270
                                             ==========   ==========

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Deposits
   Noninterest-Bearing                       $   69,038   $   74,158
   Interest-Bearing                             908,714      944,597
                                             ----------   ----------
                                                977,752    1,018,755
                                             ----------   ----------

 Borrowed Money
   Federal Funds Purchased                       12,664          476
   Securities Sold Under Agreements
    to Repurchase                                20,000           --
   Subordinated Debentures                       24,229       29,384
   Other Borrowed Money                          91,000       73,600
                                             ----------   ----------
                                                147,893      103,460
                                             ----------   ----------

 Other Liabilities                                6,879        8,134
                                             ----------   ----------

 Stockholders' Equity
   Common Stock, Par Value $1, Authorized
    20,000,000 Shares, Issued 7,213,813
    and 7,204,775 Shares as of Sept. 30,
    2008 and Sept. 30, 2007, Respectively         7,214        7,205
   Paid in Capital                               24,561       24,503
   Retained Earnings                             52,675       52,019
   Restricted Stock- Unearned Compensation         (275)        (343)
   Accumulated Other Comprehensive Loss,
    Net of Tax                                   (1,369)        (463)
                                             ----------   ----------
                                                 82,806       82,921
                                             ----------   ----------
 Total Liabilities and Stockholders' Equity  $1,215,330   $1,213,270
                                             ==========   ==========

 Consolidated Statements of Income Colony Bankcorp, Inc.
  (in thousands except per share data)

                             Quarter              Year-to-Date
                        Three Months Ended     Six Months Ended
                        09/30/08   09/30/07   09/30/08   09/30/07
                      (unaudited)(unaudited)(unaudited)(unaudited)
 Interest Income
   Loans, Including
    Fees                $  16,295  $  20,735  $  51,386  $  60,923
   Federal Funds Sold          25        237        264      1,204
   Deposits with
    Other Banks                 7         36         27        111

   Investment
     Securities
     U. S. Government
      Agencies              1,809      1,632      5,076      4,749
     State, County
      and Municipal            92        136        322        407
     Corporate
      Obligations/
      Asset-Backed
      Sec                     113         79        292        205
   Dividends on
    Other Investments          87         76        253        225
                        ---------  ---------  ---------  ---------
                           18,428     22,931     57,620     67,824
                        ---------  ---------  ---------  ---------
 Interest Expense
   Deposits                 7,599     10,853     25,746     32,133
   Federal Funds
    Purchased and
    Repurchase
    Agreements                241         13        293         50
   Borrowed Money           1,103      1,272      3,448      3,572
                        ---------  ---------  ---------  ---------
                            8,943     12,138     29,487     35,755
                        ---------  ---------  ---------  ---------
 Net Interest Income        9,485     10,793     28,133     32,069
   Provision for
    Loan Losses             3,370        850      8,512      2,678
                        ---------  ---------  ---------  ---------
 Net Interest Income
  After Provision for
  Loan Losses               6,115      9,943     19,621     29,391
                        ---------  ---------  ---------  ---------

 Noninterest Income
   Service Charges
    on Deposits             1,233      1,224      3,571      3,556
   Other Service
    Charges,
    Commissions
    and Fees                  240        218        735        703
   Mortgage Fee
    Income                    168        225        511        763
   Securities Gains            11         (2)     1,195        184
   Other                      128        181      1,173        806
                        ---------  ---------  ---------  ---------
                            1,780      1,846      7,185      6,012
                        ---------  ---------  ---------  ---------
 Noninterest Expense

   Salaries and
    Employee Benefits       4,051      4,464     12,483     13,693
   Occupancy and
    Equipment               1,098      1,025      3,166      3,036
   Other                    2,664      2,267      7,635      6,901
                        ---------  ---------  ---------  ---------
                            7,813      7,756     23,284     23,630
                        ---------  ---------  ---------  ---------

 Income Before
  Income Taxes                 82      4,033      3,522     11,773
 Income Taxes                (112)     1,414        823      3,978
                        ---------  ---------  ---------  ---------
 Net Income             $     194  $   2,619  $   2,699  $   7,795
                        =========  =========  =========  =========
 Net Income Per Share
  of Common Stock
   Basic                $    0.03  $    0.36  $    0.38  $    1.08
                        =========  =========  =========  =========
   Diluted              $    0.03  $    0.36  $    0.38  $    1.08
                        =========  =========  =========  =========
 Weighted Average
  Basic Shares
  Outstanding           7,201,580  7,193,603  7,197,016  7,187,586
                        =========  =========  =========  =========
 Weighted Average
  Diluted Shares
  Outstanding           7,201,580  7,202,424  7,197,016  7,198,270
                        =========  =========  =========  =========

CONTACT:  Colony Bankcorp, Inc.
          Terry L. Hester, Chief Financial Officer
          (229) 426-6002